UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0639000
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2812 1st Avenue N, Suite 506, Billings, Montana	59101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.001 per share	NYSE Amex

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Form 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form 8-A is being filed to register the common stock, par value $0.001 per share (the “Common Stock”), of Voyager Oil & Gas, Inc., a Delaware corporation (the “Company”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE Amex.  The Company anticipates that the listing of the Common Stock will commence trading on the NYSE Amex at the opening of trading on the NYSE Amex on March 1, 2011 under the symbol “VOG”.

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained under the heading “Description of Securities” in our Registration Statement on Form S-3, File No. 333-166402, originally filed with the Securities and Exchange Commission on April 30, 2010, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the “Registration Statement”).  Such part of the Registration Statement is incorporated herein by reference.

Item 2.                    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 28, 2011

KIPS BAY MEDICAL, INC.

By:	/s/ James Russell (J.R.) Reger
James Russell (J.R.) Reger
Chief Executive Officer